UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The information under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2011, Inland Real Estate Corporation (the “Company” or “us”) entered into an Unsecured Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association as lender pursuant to which the Company received $50 million of loan proceeds (the “Loan”).  In connection with the Loan Agreement the Company entered into a related Promissory Note (the “Note”), and certain subsidiaries of the Company entered into a Repayment Guaranty pursuant to which they have agreed to guarantee the Company’s repayment of the Loan  (the “Guaranty,” and collectively, with the Agreement and the Note, the “Loan Documents”).

The Loan matures on November 15, 2018. The Loan Documents require the Company to make monthly interest only payments on the first business day of each month, beginning on December 1, 2011, until the maturity date, on which date the outstanding principal balance of the Loan plus all accrued and unpaid interest will be due.  The Loan will accrue interest at an effective rate calculated in accordance with the Fixed Rate Agreement, dated November 15, 2011, made by the Company and the Lender and included as Exhibit A to the Note (the “Fixed Rate Agreement”). Pursuant to the Fixed Rate Agreement the Company may fix the rate of interest for specified periods on specified portions of the outstanding principal balance. The “effective rate” is equal to one or more of the following, as applicable, provided, however, that in no event will the interest rate on the outstanding principal balance of the Loan be less than 3.50% per annum:

(a)

For those portions of the principal balance that the Company has not selected to have subject to a fixed rate, the effective rate will be the rate of interest, rounded upward to the nearest 0.01%, equal to the sum of: (a) 3.00%, plus (b) the rate of interest, rounded upward to the nearest 0.0625%, that is quoted by Lender from time to time as the London InterBank Offered Rate (“LIBOR”) for deposits in U.S. Dollars for a period of one month, which rate is divided by one minus the “reserve percentage,” as defined in the Fixed Rate Agreement (the “One-Month LIBO Rate”), reset daily.

(b)

For those portions of the principal balance that the Company has selected to have subject to a fixed rate, the effective rate shall be the rate of interest, rounded upward to the nearest 0.01%, equal to the sum of: (a) 3.00% plus (b) the rate of interest, rounded upward to the nearest 0.0625%, quoted by Lender as LIBOR for deposits in U.S. Dollars, which rate is divided by one minus the “reserve percentage” (the “Fixed Rate”), for the period selected by the Company.

(c)

If any of the transactions necessary for the calculation of interest at any Fixed Rate requested or selected by the Company or at the One-Month LIBO Rate determined by Lender, reset daily, should be or become prohibited or unavailable to Lender, or, if in Lender’s good faith judgment, it is not possible or practical for Lender to set a Fixed Rate as requested or selected by the Company or to set a One-Month LIBO Rate on a daily basis, the “effective rate” for the principal balance of the Loan subject to such unavailable interest rate shall be replaced by a floating rate of interest equal to 3.00%, plus the Federal Funds Rate plus 1.50% (the “Replacement Rate”).

As of the date of filing of this Current Report, the Company has not requested a fixed rate pursuant to the Fixed Rate Agreement.

The Company may not prepay the Loan, in whole or part, prior to November 15, 2014 (the “Payment Lockout Expiration Date”). On or after the Payment Lockout Expiration Date, provided no “event of default” has occurred and is continuing, the Company may prepay the Loan in its entirety or in part, together with all interest accrued on the principal amount being repaid, upon prior written notice to the Lender and the payment to Lender of a prepayment premium in the following amounts:

•

2% of the entire principal amount being prepaid if the prepayment occurs during the fourth year of the term of the Loan;

•

1% of the entire principal amount being prepaid if the prepayment occurs during the fifth year of the term of the Loan; and

•

no prepayment premium if the prepayment occurs during the sixth year of the term of the Loan or thereafter.

Upon the occurrence of any “event of default,” as described in the Loan Agreement, the Loan will bear interest, payable on demand, at a rate equal to 2.00% per annum above the then “effective rate.” In addition, any interest or principal payable that is not received by the Lender on or before the fifteenth calendar day of the month in which it becomes due will be subject to a 4.00% late charge. Events of default include, but are not limited to: (i) failing to pay amounts when due; (ii) failing to perform under the Loan Documents; (iii) making misrepresentations; (iv) the occurrence of certain indebtedness cross-defaults; (v) bankruptcy; (vi) the occurrence of a “change in control” or a “change in management,” as defined in the Loan Agreement; and (vii) judgments against the Company or any consolidated subsidiary in excess of $10 million in aggregate that remain unsatisfied or unstayed for more than 60 days. If an event of default occurs, the Lender may accelerate the maturity of the principal and all accrued interest on the Loan. The Loan Agreement contains affirmative, negative and financial covenants, representations, warranties and borrowing conditions.

The Company paid a $500,000 non-refundable loan fee in consideration of the execution of the Loan Agreement.  The Company used the proceeds of the Loan to repurchase a portion of the Company’s 4.625% Convertible Senior Notes due 2026 (the “4.625% Notes”) that were put to the Company by certain holders of the 4.625% Notes on November 15, 2011, pursuant to the rights of the holders under the Indenture, dated as of November 13, 2006, among the Company and Wells Fargo Bank, National Association, as successor trustee to LaSalle Bank National Association (the “Trustee”), as amended, relating to the 4.625% Notes.

The Lender and its affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. The Lender serves as the trustee, conversion agent and paying agent for the 4.625% Notes and our 5.0% Convertible Senior Notes due 2029.  The Lender serves as a co-syndication agent and an affiliate of the Lender is a co-lead arranger under our existing $150 million term loan and $250 million line of credit facility.

The information set forth above does not purport to be complete and is qualified in its entirety by the full text of the Loan Agreement, Note and Guaranty, which are attached to this current report as exhibits 10.1, 10.2 and 10.3, respectively, and incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.

Description

10.1	Unsecured Loan Agreement, dated as of November 15, 2011, between Inland Real Estate Corporation, as Borrower and Wells Fargo Bank, National Association, as Lender.

10.2	Promissory Note, dated as of November 15, 2011, between Inland Real Estate Corporation, as Borrower and Wells Fargo Bank, National Association, as Lender.

10.3	Repayment Guaranty, dated as of November 15, 2011, by the subsidiary guarantors identified on the signature pages thereto, in favor of Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	President and Chief Executive Officer

Date:  November 21, 2011

EXHIBIT INDEX

Exhibit No.

Description

10.1	Unsecured Loan Agreement, dated as of November 15, 2011, between Inland Real Estate Corporation, as Borrower and Wells Fargo Bank, National Association, as Lender.

10.2	Promissory Note, dated as of November 15, 2011, between Inland Real Estate Corporation, as Borrower and Wells Fargo Bank, National Association, as Lender.

10.3	Repayment Guaranty, dated as of November 15, 2011, by the subsidiary guarantors identified on the signature pages thereto, in favor of Wells Fargo Bank, National Association.